Q U A R T E R LY I N V E STO R U P D AT E S E C O N D Q U A R T E R F I S C A L Y E A R 2 0 2 1

QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH F O R WA R D - LO O K I N G STAT E M E N TS 2 This investor update contains “forward-looking statements” which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements address, among others, the following subjects: future operating results; expectations in connection with the impact of the ongoing COVID-19 pandemic and related government actions on our business, our industry and the capital markets; customer retention; loan and other product demand; expectations concerning acquisitions and divestitures; new products and services, including those offered by Meta Payment Systems, Refund Advantage, EPS Financial and Specialty Consumer Services divisions; credit quality; the level of net charge-offs and the adequacy of the allowance for loan and lease losses; technology; and the Company's employees. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, including the deployment and efficacy of the COVID-19 vaccines, or other unusual and infrequently occurring events; actual changes in interest rates and the Fed Funds rate; additional changes in tax laws; the strength of the United States' economy, in general, and the strength of the local economies in which the Company operates; changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve; inflation, market, and monetary fluctuations; the timely and efficient development of, and acceptance of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties, including, in connection with the Company’s refund advance business, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; the impact of changes in financial services laws and regulations, including, but not limited to, laws and regulations relating to the tax refund industry and the insurance premium finance industry and recent and potential changes in response to the COVID-19 pandemic such as the CARES Act and the rules and regulations that may be promulgated thereunder; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by MetaBank of its status as a well-capitalized institution, changes in consumer spending and saving habits; the impact of our participation as prepaid card issuer for the Economic Impact Payment (“EIP”) program and potential similar programs in the future, losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2020 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason.

WE ARE A FINANCIAL ENABLEMENT COMPANY

We work with innovators to increase financial availability, choice, and opportunity for all.

We strive to *remove barriers* that traditional institutions put in the way of financial access, and *promote economic mobility* by providing responsible, secure, high quality financial products that contribute to individuals and communities at the core of the real economy.

We work to disrupt traditional banking norms by developing partnerships with fintechs and finservs, affinity groups, government agencies, and other banks to make a range of quality financial products and services available to the communities we serve nationally.

Our national bank charter, coordination with regulators, and deep understanding of risk mitigation and compliance allows us to guide our partners and deliver the financial products and services that meet the needs of those who need them most.

We believe in *financial inclusion for all®*.

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QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

DIFFERENTIATED BUSINESS LINES WITH SIGNIFICANT GROWTH OPPORTUNITIES

BANKING AS A SERVICE ("BaaS")

PAYMENTS

Enables fintechs, finservs, and various organizations by issuing prepaid cards, deposit accounts, and payment related transactions to consumers.

TAX SERVICES

Enables tax preparation firms to provide underbanked consumers with access to electronic tax payments and refund advances.

META VENTURES

Enables emerging and strategic companies that align with our mission and contribute to our goal of bringing financial inclusion for all®.

CONSUMER FINANCE

Enables consumers to better control their financial futures with empowered spending and reliable access to funds.

COMMERCIAL FINANCE

Directly enables small and medium-sized businesses, as well as large enterprises, with flexible capital solutions

47% *Noninterest Income as a percent of Total Revenue in LTM ending March 31, 2021*

REVENUE MAKEUP

LAST TWELVE MONTHS ENDING MARCH 31, 2021

($ in millions)



Other Income $27.6
Rental Income $41.1
Tax Product Income $76.8
Payments Fee Income $95.2
Net Interest Income $266.5

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QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

SECOND QUARTER BUSINESS HIGHLIGHTS & KEY STRATEGIC INITIATIVES

INCREASE PERCENTAGE OF FUNDING FROM CORE DEPOSITS

Executing large, national programs leveraging Meta's scale

- *Successfully launched H&R Block's suite of financial services products.*
- *Selected as issuing bank to distribute Economic Impact Payments ("EIP") on prepaid debit cards.*
- *Launched Walgreen's new bank-account product with InComm Payments and MasterCard®*

OPTIMIZE INTEREST-EARNING ASSET MIX

Focus on commercial finance business lines

- *Grew commercial finance loans by $82.8 million, 3%, from the linked-quarter*
- *Community bank loans reduced to $348 million*

IMPROVE OPERATING EFFICIENCIES

Efficiency ratio 63.1%

- *Continuing to drive optimization and utilization of existing business platforms.*
- *Leveraging technology to help drive future efficiencies.*

ACHIEVED YEAR-OVER-YEAR NET INCOME AND EARNINGS PER SHARE GROWTH OF 13% AND 27%, RESPECTIVELY

RETURNED CAPITAL BY REPURCHASING 734,984 SHARES IN THE SECOND QUARTER OF FISCAL 2021

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QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

FEE INCOME DRIVES PROFITABILITY
SECOND QUARTER ENDED MARCH 31, 2021

INCOME STATEMENT

($ in thousands, except per share data)		2Q21		1Q21		2Q20
Net interest income		73,850		65,999		67,737
Provision for credit losses		30,290		6,089		37,296
Payments card & deposit fees		*29,875*		*22,564*		*23,156*
Tax product fee income		*67,242*		*2,607*		*58,475*
Total noninterest income		113,453		45,455		120,513
Total noninterest expense		95,971		72,575		91,729
Net income before taxes		**61,042**		**32,790**		**59,225**
Income tax expense		1,133		3,533		5,617
Net income before non-controlling interest		59,909		29,257		53,608
Net income attributable to non-controlling interest		843		1,220		1,304
Net income attributable to parent	**$**	**59,066**	**$**	**28,037**	**$**	**52,304**
Less: Allocation of earnings to participating securities[1]		1,113		554		1,215
Net income attributable to common shareholders[1]		57,953		27,483		51,089
Earnings per share, diluted	$	1.84	$	0.84	$	1.45
Average diluted shares		31,535,022		32,790,895		35,135,550

[1] Amounts presented are used in the two-class earnings per common share calculation.

- Revenue of $187.3 million, a 1% decrease compared to $188.3 million for the same quarter in fiscal 2020.
  - *Revenue increased 11% when excluding the $19.3 million gain on sale of divestiture of the Community Bank division in the second quarter of fiscal 2020.*
- Noninterest expense increased 5% to $96.0 million for the fiscal 2021 second quarter, from $91.7 million for the same quarter of last year
  - *Driven by increases in compensation and benefits due to a return to more normalized incentive accruals and additional employees to support growth.*
- Earnings per share increased 27% year-over-year to $1.84.

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QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

SELECTED BALANCE SHEET HIGHLIGHTS

SECOND QUARTER ENDED MARCH 31, 2021

BALANCE SHEET	PERIOD ENDING			AVERAGE	
($ in thousands)	2Q21	1Q21	2Q20	2Q21	2Q20
Cash and cash equivalents	3,724,242	1,586,451	108,733	4,187,558	196,754
Loans and leases (HFI)	3,657,531	3,448,675	3,618,924	4,120,555	4,195,772
Allowance for credit losses	(98,892)	(72,389)	(65,355)	(86,591)	(41,537)
Total assets	**$ 9,790,123**	**$ 7,264,515**	**$ 5,843,865**	**$ 10,655,852**	**$ 6,610,899**
Noninterest-bearing checking	7,928,235	5,581,597	2,900,484	8,967,067	3,199,148
Total deposits	8,642,413	6,207,791	3,962,404	9,565,560	5,057,293
Total liabilities	**8,954,865**	**6,451,305**	**5,038,791**	**9,839,173**	**5,779,060**
Total stockholders' equity	**835,258**	**813,210**	**805,074**	**816,679**	**831,839**
Total liabilities and stockholders equity	**$ 9,790,123**	**$ 7,264,515**	**$ 5,843,865**	**$ 10,655,852**	**$ 6,610,889**
Loans / Deposits	42 %	56%	91 %	43 %	83 %
Net Interest Margin	3.07 %	4.65%	4.78 %	3.07 %	4.78 %
Return on Average Assets	2.22 %	1.73%	3.16 %	2.22 %	3.16 %
Return on Average Equity	28.93 %	13.91%	25.15 %	28.93 %	25.15 %

- Total gross loans and leases at the end of the second quarter increased $37.2 million, or 1%, to $3.65 billion, compared to the same quarter of the prior year.
  - Included $208.6 million of Paycheck Protection Program Loans
- Average deposits from the payments divisions for the second quarter increased nearly 181% to $9.29 billion driven by the company's participation in the EIP program, as well as other government stimulus programs.
- The effects of government stimulus programs have had a significant impact on the Company's balance sheet.
  - *These programs include Paycheck Protection Program loans, EIP (direct and indirect), and enhanced unemployment benefits that flow through to existing prepaid card programs.*

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QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

DIVERSIFIED EARNING ASSET PORTFOLIO

($ in thousands)	At the Quarter Ended March 31, 2021 2Q21	March 31, 2020 2Q20	Y/Y Δ
COMMERCIAL FINANCE	2,505,922	2,026,347	24%
Term lending	891,414	725,581	23%
Asset-based lending	248,735	250,211	(1)%
Factoring	277,612	285,495	(3)%
Lease financing	308,169	238,788	29%
Insurance premium finance	344,841	332,800	4%
SBA/USDA[1]	331,917	92,000	261%
Other commercial finance	103,234	101,472	2%
CONSUMER FINANCE	235,664	258,439	(9)%
Consumer credit programs	104,842	113,544	(8)%
Other consumer finance	130,822	144,895	(10)%
TAX SERVICES	225,921	95,936	135%
WAREHOUSE FINANCE	332,456	333,829	0%
NATIONAL LENDING	3,299,963	2,714,551	22%
COMMUNITY BANKING	348,065	896,234	(61)%
TOTAL GROSS LOANS & LEASES HFI	3,648,028	3,610,785	1%
TOTAL GROSS LOANS & LEASES HFS	67,635	13,610	397%
CASH & INVESTMENTS	5,207,223	1,416,095	268%
TOTAL EARNING ASSETS	8,922,886	5,040,490	77%
RENTAL EQUIPMENT, NET	211,397	200,837	5%

QUARTERLY AVERAGE EARNING ASSET MIX

% in charts represent % of total interest earning assets



MAR 2021
$9.77 billion
INTEREST EARNING ASSETS
25%
4%
6%
42%
15%
43%
MAR 2020
$5.70 billion
INTEREST EARNING ASSETS
3%
35%
23%
10%
19%
74%
LOANS & LEASES
INVESTMENTS
CASH & FED FUNDS
Commercial
Community Bank
Consumer & Warehouse
ASPIRATIONAL TARGETS
>55%
0%
<15%

[1] *Includes balances of $208.6 million in Paycheck Protection Program loans at March 31, 2021.*

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ENVIRONMENTAL, SOCIAL, AND GOVERNANGE ("ESG")

Our mission, financial inclusion for all®, is about equal access to financial opportunity and is inherently ESG oriented.

Every day, our team members work to help individuals and organizations improve their economic status and set themselves on secure paths for growth and financial stability.

PROGRESS ON ESG EFFORTS DURING THE QUARTER

- HIRED CHIEF PEOPLE AND INCLUSION OFFICER
- COMPLETED MATERIALITY ASSESSMENT
- ON TRACK TO PUBLISH ESG ANNUAL REPORT IN FISCAL Q3

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QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

FINANCIAL INCLUSION

ENABLING BUSINESSES THROUGH THE PAYCHECK PROTECTION PROGRAM

THROUGH ROUNDS 1 & 2 AS OF MARCH 31, 2021

1,012
LOANS FUNDED

$574K
AVERAGE LOAN AMOUNT

more than
$300M
IN RELIEF

more than
18,000
EMPLOYEE JOBS

69%
of loans were for **LESS THAN $150K**

59%
of loans went to businesses with **FEWER THAN 10 EMPLOYEES**

31%
of loans went to businesses **LOCATED IN CDFI ZONES**

more than
$95M
IN FORGIVENESS

43%
of Round 1 balances were **FORGIVEN**

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QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH BANKING AS A SERVICE 11

PAYMENTS BUSINESS SOLUTIONS
ENABLING FINTECHS AND FINSERVS THROUGH BaaS

PAYMENTS BUSINESSES PROVIDE PRIMARY SOURCE OF DEPOSITS

GENERATES STABLE, LOW-COST CORE DEPOSITS AND RECURRING FEE INCOME

DEPOSIT GENERATORS

- Leading prepaid and debit card issuer.
- Partner to top program managers and payments brands.
- Leader in applying innovative prepaid solutions to address key consumer and business payments needs.
- Provide deposit account services for fintech and challenger bank brands.

FEE INCOME DRIVERS

- Facilitate Transactional Payments including: Faster Payments, ACH, merchant acquiring and ATM sponsorship.
- Stable, consistent card usage.
- Ranked among Top 25 on Nacha's 2020 Top ACH Originators & Receivers By Volume.



Demand Deposit Accounts
7%
Loyalty Awards Promotion
8%
Gift
10%
Payroll
13%
62%
General Purpose Reloadable
PRODUCT DISTRIBUTION
based on balances as of March 31, 2021



CHALLENGERS AWARDS 2020
TS
PARTNER BANK OF THE YEAR
MetaBank

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QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH $2.45 $2.71 $3.57 $3.31 $6.43 $0.98 $2.86 2018 2019 2020 2Q20 2Q21 Average Payments Deposits ($ in billions) 13 P AY M E N TS B U S I N E S S U P DAT E • Selected as the prepaid debit card issuer for Economic Impact Payments as Treasury’s financial agent. – Disbursed $24.15 billion for the three rounds of EIP on 16.5 million Bank- issued prepaid debit cards. – As of April 21, 2021, $5.34 billion remained outstanding, $131 million on the Company’s balance sheet. – Demonstrates Meta’s ability to work with large-scale programs in an efficient and effective manner. • Total average payments deposits were up 181% year-over-year. – Deposit growth largely associated with government stimulus programs and is expected to be temporary in nature. $23.2 $21.3 $21.4 $22.6 $29.9 2Q20 3Q20 4Q20 1Q21 2Q21 Payments Card and Deposit Fee Income ($ in millions) Percent of Total Revenue 12% 21% 20% 20% 16% 83% 8% 9% Prepaid Deposit Banking Services Banking Services includes ATM, ACH/Faster Payments, Merchant Acquiring Payments Card and Deposit Fee Income Breakout Second Quarter Fiscal 2021 Quarter AverageFiscal Year Average EIP Card Balances EIP Card Balances $9.29 $4.55

TAX SEASON UPDATE 2021

Refund advances ("RAs") and refund-transfers ("RTs") leverage BaaS infrastructure and are core to MetaBank's mission, as they allow consumers quicker access to their money.

- RA originations of $1.79 billion compared to $1.33 billion in the 2020 tax season.
  - *2021 tax season benefited by the addition of H&R Block relationship*
  - *Approximate average loan size of $1,323 compared to $1,355 in 2020*
- RT volumes and RT product income for the overall tax season expected to be similar to last year.

RELATIONSHIPS WITH FRANCHISES (H&R BLOCK, JACKSON HEWITT)

RELATIONSHIPS WITH INDEPENDENTS (META TAX)

Tax Season at MetaBank ramps up during the first fiscal quarter and peaks during the second fiscal quarter.
As a result, performance for the six months ended March 31 is a better reflection on the overall performance for tax season as it alleviates timing differences between quarters.

TAX SERVICES ECONOMICS	Three Months Ended			Six Months Ended		
$ in millions	March 31, 2021	March 31, 2020	% Change	March 31, 2021	March 31, 2020	% Change
Net interest income (expense)	(0.29)	(1.36)	(8)%	(0.34)	(1.33)	(74.8)%
Tax advance product income	44.56	29.54	50.9%	46.52	31.81	46.2%
RT product income	22.68	28.94	(21.6)%	23.33	29.13	(19.9)%
Total revenue	**$ 66.95**	**$ 57.12**	**17.2%**	**$ 69.51**	**$ 59.61**	**16.6%**
Total expense	**8.34**	**9.15**	**(8.9)%**	**8.77**	**10.45**	**(16.1)%**
Provision for credit losses	**27.68**	**19.60**	**41.3%**	**28.13**	**20.51**	**37.2%**
Net income, pre-tax	**$ 30.93**	**$ 28.37**	**9.1%**	**$ 32.61**	**$ 28.65**	**13.8%**
Total refund advance originations	$ 1,727	$ 1,258	37%	$ 1,792	$ 1,335	34%
Approximate loss rate[1] (6 months)				1.57 %	1.54 %	2%

[1] Approximate loss rate calculated by taking provision for loan & lease losses divided by total refund advance originations.

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QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

META VENTURES | ESTABLISHED 2017

Formed for the purpose of making strategic minority equity investments[1] in companies or funds in the fintech and financial services industries that are aligned with our mission of financial inclusion for all® and are potential MetaBank customers.

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TOTAL COMPANIES INVESTED IN

STRATEGY DRIVEN INVESTMENT VERTICALS
POTENTIAL PARTNERS | LEAD GENERATION | TECHNOLOGY | ESG

$25.9M
COMMITED CAPITAL
March 31, 2021

INVESTMENTS INCLUDE

MoneyLion® CARD.COM FANCARDS BILLGO™ GROW MICHIGAN Community Reinvestment with an Economic Return Commerce Ventures®

[1]Total committed capital is limited to 15% of Risk Based Capital, economics and performances of investments are not material to the Company as of March 31, 2021.

15 QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH COMMERCIAL F INANCE & LEGACY COMMUNIT Y BANK PORTFOLIO 16

COMMERCIAL FINANCE LOAN AND LEASE PORTFOLIO



$263.5M Small ticket equipment financing
$273.5M Solar/alternative energy
$158.8M Equipment financing
$126.1M Wealth management/ insurance
$69.5M Other
Rental Equipment, net $211.4M NA%
Other $103.2M 7.41%
SBA/USDA $331.9M 4.69%
Insurance Premium Finance $344.8M 5.40%
Lease Financing $308.2M 8.50%
Factoring $277.6M 14.05%
Asset-Based Lending $248.7M 9.80%
Term Lending $891.4M 6.93%
$2.72 billion
COMMERCIAL FINANCE PORTFOLIO
(includes Rental Equipment, net)
as of March 31, 2021
7.60%
2Q21 Quarterly Yield
% in chart represents current quarter yield

Top geographic state concentrations[1] by %

1. California 16.6%
2. Texas 11.1%
3. Michigan 7.5%
4. Florida 6.5%
5. North Carolina 5.1%
6. Illinois 4.6%
7. New York 4.2%
8. Pennsylvania 3.5%

TERM LENDING. Collateralized conventional term loans and notes receivable, weighted average life of 53 months. Exposure is concentrated in solar/alternative energy, most of which are construction projects that will convert to longer term government guaranteed facilities upon completion. Also includes equipment financing relationships, through equipment finance agreements and installment purchase agreements. *Average loan size approximately $180 thousand; small ticket equipment finance approximately $70 thousand*

ASSET-BASED LENDING. Asset-based loans secured by accounts receivable, inventory, machinery & equipment, work-in-process and other assets. Approximately 70% backed by accounts receivable, generally 85% advance rates. Exposure managed within a collateral borrowing base. Well diversified in terms of industry and geographic concentrations. *Average loan size approximately $1.8 million.*

FACTORING. Factoring services where clients provide detailed inventory, accounts receivable, and work-in-process reports for lending arrangements. Bank secures dominion of funds which secures repayment when applicable accounts receivables or invoices are paid. Approximately 95% backed by accounts receivable, generally 85% advance rates. *Average loan size approximately $325 thousand.*

LEASE FINANCING. Leasing solutions for technology, capital equipment and select transportation assets like tractors, trailers and construction equipment. Majority of portfolio relationships are to Fortune 1000 clients. *Average lease size approximately $170 thousand.*

INSURANCE PREMIUM FINANCE. Short-term, primarily collateralized financing to facilitate the purchase of commercial insurance for various forms of risk. Over 90% of insurance company partners have an investment grade rating through AM Best as well as an internal risk rating system. *Average loan size approximately $30 thousand.*

SBA/USDA. Originate loans through SBA or USDA programs, primarily SBA 7(a), USDA B&I, USDA REAP. Focus on specific verticals such as investment advisory practices, insurance agencies and solar. Includes $208.6 million of PPP loans. *Average loan size approximately $770 thousand, excluding PPP loans.*

OTHER COMMERCIAL FINANCE. Includes healthcare receivables loan portfolio primarily comprised of loans to individuals for medical services received. Majority of these loans are guaranteed by the referring hospital.

RENTAL EQUIPMENT. Leased assets related to operating leases generated from the commercial finance business line. Primarily consists of solar panels, motor vehicles, and computers and IT networking equipment.

[1] *Excludes certain joint ventures; percentages calculated based on aggregate principal amount of commercial finance loans and leases includes operating lease rental equipment of $211.4M*

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QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH D I ST R I B U T I O N O F C O M M E R C I A L F I N A N C E P O R T F O L I O B Y I N D U ST RY ¹ 18 1 Distribution by NAICS codes; excludes certain joint ventures; percentages calculated based on aggregate principal amount of commercial finance loans and leases includes operating lease rental equipment of $211.4M Manufacturing Utilities Transportation and Warehousing Wholesale Trade Finance and Insurance Health Care and Social Assistance Construction Admin and Support and Waste Mgmt and Remediation Services Mining, Quarrying, and Oil and Gas Extraction Other Professional, Scientific, and Technical Services Retail Trade Real Estate and Rental and Leasing Accommodation and Food Services Other Services (except Public Administration) Information Arts, Entertainment, and Recreation Agriculture, Forestry, Fishing and Hunting Educational Services Management of Companies and Enterprises Public Administration $- $100 $200 $300 $400 $500 $ in millions MANUFACTURING 25% Asset-based lending 24% Lease financing 20% Term Lending 11% SBA/USDA 9% Factoring TRANSPORTATION & WAREHOUSING 37% Factoring 28% Term lending 21% Insurance premium finance UTILIT IES 54% Term lending 25% SBA/USDA 15% Rental equipment, net OIL & GAS 36% Term lending 23% SBA/USDA 22% Factoring 9% Lease financing

COMMERCIAL FINANCE MIX[1]

MANUFACTURING

Total Exposure	$446.0 million	% of Total[2]	11.6%

- Limited exposure to single borrowers
- Diversified across multiple subsectors – greatest concentration of subsectors is 1.7% of total[2]

	Outstanding Balance	% of Total[2]
MANUFACTURING	**$446.0**	**11.6%**
Computer and Electronic Product Manufacturing	67.3	1.7%
Fabricated Metal Product Manufacturing	52.1	1.3%
Transportation Equipment Manufacturing	48.9	1.3%
Machinery Manufacturing	42.8	1.1%
Nonmetallic Mineral Product Manufacturing	40.6	1.1%
Electrical Equipment, Appliance, and Component Mfg	36.7	1.0%
Chemical Manufacturing	30.9	0.8%
Plastics and Rubber Products Manufacturing	30.5	0.8%
Printing and Related Support Activities	25.1	0.7%
Food Manufacturing	24.0	0.6%
Other[3]	47.1	1.2%

TRANSPORTATION & WAREHOUSING

Total Exposure	$399.2 million	% of Total[2]	10.3%

- $250.8 million exposure to truck transportation, over 88% in general freight trucking.
- Receive invoices and back-up, verify a portion of the purchases and monitor these accounts under a Dominion of Funds to ensure that our balances are covered by collateral

UTILITIES

Total Exposure	$442.0 million	% of Total[2]	11.5%

- 98% of Utilities exposure is to Solar Electric Power Generation, majority of which is related to permanent solar generators.
- Well collateralized, majority backed by power purchase agreements with highly rated, large public utilities



Solar Electric Power Generation
Other Utilities

OIL & GAS

Total Exposure	$51.4 million	% of Total[2]	1.3%

- $46.2 million exposure related to support activities for Oil & Gas Operations
  - Approximately half of outstandings are in working capital lines, primarily collateralized by accounts receivable, remaining collateralized by machinery and equipment

[1] Excludes certain joint ventures; percentages calculated based on aggregate principal amount of loans includes operating lease rental equipment of $211.4M

[2] Total includes total gross loans & leases of $3.65 billion and rental equipment, net of $211.4M, as of March 31, 2021, exposures are based on current outstanding balances as of March 31, 2021

[3] Other includes manufacturing subsectors comprised of less than 0.5% of total[2]

19 QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH S O L A R / A LT E R N AT I V E E N E R GY 20 Project is Leased to a Solar Developer Project Financing (Construction) MetaBank Purchases the Project ITC Recognized TAX ADVANTAGES IN RENEWABLE ENERGY PORTFOLIO RENEWABLE ENERGY INVESTMENT TAX CREDIT (ITC) • The solar and fuel cell ITC is an important federal policy mechanism to support the growth of solar energy in the U.S. — Since the ITC was enacted in 2006, the U.S. solar industry alone has grown by more than 10,000%¹ • The ITC is based on the amount of investment in the solar or fuel cell project — Both the solar and fuel cell ITC are currently equal to 26% of the basis that is invested in eligible property which has begun construction through 2022. • Originated $38.5 million and $20.0 million in ITC eligible alternative energy sale-leasebacks for the first and second quarter of 2021, that resulted in $15.5 million in total net ITC, respectively. — 80% of ITC in Q1 & Q2 were solar transactions with the remaining 20% fuel cells. Project Financing (Construction) Permanent Financing via USDA Loan Sell USDA Guaranteed Portion ADVANTAGES OF RENEWABLE ENERGY LENDING PERMANENT DEBT FINANCING • MetaBank provides permanent debt financing via United States Department of Agriculture (USDA) Guaranteed Loan Programs — All USDA loans carry an 80 percent loan guaranty during MetaBank’s 2021 fiscal year. • Safe and conservative lending characteristics — Loan-to-Value (“LTV”) is low averaging approx. 40%-60% — Each project includes a long-term Power Purchase Agreement (“PPA”) often with publicly rated utility providers — Having long-term PPAs and low LTV generates predictable cash flow and safeguards the loan’s debt service coverage capability • Originated $8.1 million and $42.3 million in USDA solar loans for the first and second quarter of 2021, respectively — At times, MetaBank may sell the USDA-guaranteed portion of the loan to an outside investor. ¹Source: Solar Energy Industries Association® Solar Investment Tax Credit (ITC) Fact Sheet https://www.seia.org/sites/default/files/2021-01/SEIA-ITC-Factsheet-2021-Jan.pdf

LEGACY COMMUNITY BANK PORTFOLIO BREAKDOWN
AS OF MARCH 31, 2021 | SERVICED BY CENTRAL BANK

($ in millions)	Outstanding Balance	% of Total[1]
Commercial Real Estate	$324.3	8.4%
Commercial Operating	11.3	0.3%
Agricultural	7.9	0.2%
1-4 Family Real Estate	3.9	0.1%
Consumer	0.7	0.0%
Total	$348.1	9.0%

During the quarter sold $103 million of community bank loans that were classified as held for sale during the prior quarter. Sale did not result in any material gain.

COMMERCIAL REAL ESTATE

- 68% commercial mortgage, 32% commercial construction
- Allowance for credit losses coverage of 4.16% of total commercial real estate loans, primarily related to the hospitality and theater commercial real estate loans
- Negligible past due commercial real estate balances as of March 31, 2021
- $17.2 million in nonperforming commercial real estate loans as of March 31, 2021

COMMERCIAL REAL ESTATE INDUSTRY COMPOSITION



Office Building 5%
Other[2] 1%
Theater 5%
Retail 13%
Multifamily 19%
Hotel/Motel 57%

[1] Total includes total gross loans & leases of $3.65 billion and rental equipment, net of $211.4 million, as of March 31, 2021, exposures are based on current outstanding balances as of March 31, 2021

[2] Other includes subsectors comprised of less than 1% of total commercial real estate as of March 31, 2021 ($324.3 million)

21 QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

LEGACY COMMUNITY BANK | HOTEL PORTFOLIO
AS OF MARCH 31, 2021 | SERVICED BY CENTRAL BANK

$191.4 million outstanding, total exposure of $194.4 million including unfunded commitments

- $15.7 million related to construction.

$185.0 million in commercial real estate and $6.4 million in C&I

- Portfolio comprised of 28 relationships representing 31 individual hotels and 3,017 total rooms
- 99% flagged hotel relationships (i.e. Holiday Inn Express, Hampton Inn, Hyatt Place, etc.); 100% limited-service
- 24% of balances located in South Dakota and Iowa with majority of the remaining balances through developers headquartered in South Dakota and Iowa
  - *Lower unemployment rate in Sioux Falls & Des Moines MSA, relative to National rates sign of stronger local economies*
- Majority of loans have guarantees by individuals with a strong combined net worth
- Average loan-to-value of 60% at March 31, 2021
- No nonperforming loans as of March 31, 2021

COVID-19 Monitoring

- Most hospitality loans that were on deferral are back to P&I payments
- 8 hospitality loans upgraded from watch to pass during the quarter
- Active COVID-related deferrals and modifications on $40.8 million in hospitality balances outstanding, working with borrowers on a case-by-case basis

22 QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH ASSET QUALIT Y, INTEREST R ATE R ISK, & CAPITAL 23

ASSET QUALITY


Nonperforming Assets ("NPAs")
$ in millions
0.67%
0.64%
0.79%
0.73%
0.48%
$39.4
$56.1
$48.0
$53.2
$46.7
2Q20
3Q20
4Q20
1Q21
2Q21
Period Ended
NPAs
NPAs / Total Assets


Adjusted Net Charge-Offs ("NCOs")¹
Excludes Tax Services NCOs and Related Seasonal Average Loans
$ in millions
0.24%
0.55%
0.63%
0.44%
0.44%
$2.2
$4.9
$5.5
$3.8
$3.8
2Q20
3Q20
4Q20
1Q21
2Q21
Period Ended
NCOs
NCOs / Average Loans

Tax Services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.


Nonperforming Loans ("NPLs")
$ in millions
0.87%
1.10%
0.97%
1.18%
1.17%
$31.5
$39.3
$34.0
$42.3
$43.5
2Q20
3Q20
4Q20
1Q21
2Q21
Period Ended
NPLs
NPLs / Total Loans

Credit quality remains strong.

Allowance for credit losses ("ACL") $98.9 million, or 2.70% of total loans and leases as of March 31, 2021.

- *ACL 228% of nonperforming loans*
- *Legacy community bank hospitality and theater exposures ACL coverage of 5.70%*
- *Small ticket equipment finance ACL coverage of 5.30%*

For fiscal 2021 second quarter, $2.7 million of NCOs were related to small ticket equipment finance relationships.

[1] Non-GAAP measures, see appendix for reconciliations.

24
QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

ASSET QUALITY

Well-diversified portfolio with very modest exposures to the industries most impacted by the pandemic.

COVID-related modifications and deferrals continue to improve. Excluding PPP loans, active deferments and modifications decreased from $85.3, or 3% of total gross loans and leases at December 31, 2020 to $66.4 million or 2% of total gross loans at March 31, 2021.

ACTIVE COVID-19 LOAN AND LEASE MODIFICATIONS AND DEFERRALS	March 31, 2021		December 31, 2020	
	COUNT	$ BALANCE	COUNT	$ BALANCE
AREAS OF CREDIT FOCUS	70	$64.5	138	$75.2
Hospitality	*11*	*40.8*	*11*	*40.8*
Movie Theater	*4*	*17.9*	*4*	*17.9*
Small ticket equipment finance[1]	*55*	*5.8*	*123*	*16.5*
COMMERCIAL FINANCE	55	$5.8	130	$21.1
CONSUMER	76	$1.9	200	$3.9
COMMUNITY BANK	15	$58.7	16	$60.3
TOTAL	146	$66.4	346	$85.3
% TOTAL LOANS AND LEASES (excl. PPP)		2%		3%

Past Due Loans & Leases + COVID-19 Modifications & Deferrals



Past Due / Total Loans and Leases
2.08%
1.43%
1.71%
Past Due + COVID-19 Modifications & Deferrals / Total Loans and Leases
2.34%
3.82%
3.50%
$ in millions
$9.5
$75.4
$85.3
$51.2
$66.4
$63.7
2Q20
1Q21
2Q21
Total Past Due
COVID-19 Modifications & Deferrals

The Company continues to place significant focus on hospitality and movie theater loans as well as small ticket equipment finance relationships.

- *Working with borrowers on a case-by-case basis.*
- *Most hospitality loans that were on deferral are back to P&I payments.*
- *Upgraded 8 hospitality loans in the quarter.*

[1] *Small ticket equipment finance includes balances of $16.0 million in term lending and $0.5 million in lease receivables.*

25 QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH -10% 5% 20% 35% 50% 65% -100 +100 +200 +300 12-MONTH INTEREST RATE SENSITIVITY FROM BASE NET INTEREST INCOME Parallel Shock Ramp 42% 18% 8% 32% EARNING ASSET PRICING ATTRIBUTES 1 26 • Lower for longer rate environment -- focus is on reducing wholesale funding and redeploying deposits and assets into positive carry opportunities. • Interest rate risk shows asset sensitive balance sheet - net interest income modeled under an instantaneous, parallel rate shock and a gradual parallel ramp. • Management also employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps. ASSET/LIABILITY GAP ANALYSIS 1 Fixed rate securities, loans and leases are shown for contractual periods less than 12 months and greater than 12 months. I N T E R E ST R AT E R I S K M A N AG E M E N T M A R C H 3 1 , 2 0 2 1 Fixed Rate > 1 Year Fixed Rate < 1 Year Floating or Variable Federal Reserve Bank Deposits (Floating or Variable) -2,000 0 2,000 4,000 6,000 8,000 Month 1-12 Month 13-36 Month 37-60 Month 61-180 V o lu m e ( $ M M ) Period Variance Total Assets Total Liabilities

CAPITAL AND SOURCES OF LIQUIDITY

REGULATORY CAPITAL AS OF MARCH 31, 2021

At March 31, 2021[1]	Meta Financial Group, Inc.	MetaBank, N.A.
Tier 1 Leverage	4.75%	5.47%
Tier 1 Leverage – EIP-adjusted[2]	N/A	7.39%
Common Equity Tier 1	11.24%	13.32%
Tier 1 Capital	11.58%	13.33%
Total Capital	14.59%	14.60%

- MetaBank EIP-adjusted Tier 1 Leverage of 7.39% better reflects the balance sheet reducing the impact from the temporary EIP card-related balances.
- MetaBank remains well-capitalized. Granted temporary exemption from meeting certain capital leverage ratios by the OCC, related to participation in distributing Bank-issued EIP cards.
- Repurchased 734,984 shares at a weighted average price of $40.78 during the 2021 second fiscal quarter. As of April 21, 2021, approximately 1.5 million shares remain under current authorization.

Primary & Secondary Liquidity Sources ($ in millions)	
Cash and Cash Equivalents	$3,725
Unpledged Investment Securities	$465
FHLB Borrowing Capacity	$845
Funds Available through Fed Discount Window	$285
PPP Loan Collateral	$208
Unsecured Lines of Credit	$1,265 - $1,535
EIP Deposit Balances Held at Other Banks	$10,768

CAPITAL RATIO TRENDS


Tier 1 Leverage Ratio
7.28%
8.52%
5.91%
6.89%
6.58%
7.56%
7.39%
8.60%
4.75%
5.47%
5%
2Q20
3Q20
4Q20
1Q21
2Q21
Total Capital Ratio
13.61%
13.69%
14.99%
15.12%
15.30%
15.26%
14.14%
14.14%
14.59%
14.60%
10%
2Q20
3Q20
4Q20
1Q21
2Q21
Meta Financial Group, Inc.
MetaBank, N.A.
Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions

[1] *Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes. Amounts are preliminary pending completion and filing of the Company's regulatory reports.*

[2] *Non-GAAP measure, see appendix for reconciliations.*

27 QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH APPENDIX 28

NON-GAAP RECONCILIATIONS
EIP-RELATED ADJUSTMENTS

($ in millions)

	THREE MONTHS ENDED			
NET INTEREST MARGIN	MARCH 31, 2021	DECEMBER 31, 2020	SEPTEMBER 30, 2020	JUNE 30, 2020
Average interest-earning assets	9,768,242	5,636,445	6,806,366	7,608,616
Net interest income	73,850	65,999	64,513	62,137
Net interest margin	3.07%	4.65%	3.77%	3.28%
ADJUSTMENT FOR EIP-RELATED ASSETS				
Interest-earning assets	9,768,242	5,636,445	6,806,366	7,608,618
LESS: Estimated cash adjustment	2,679,372	624,857	1,573,727	2,323,425
EIP-ADJUSTED AVERAGE INTEREST-EARNING ASSETS	7,088,870	5,011,588	5,232,639	5,285,193
Net interest income	73,850	65,999	64,513	62,137
LESS: Estimated cash interest adjustment	661	157	396	578
EIP-ADJUSTED NET INTEREST INCOME	73,189	65,842	64,177	61,559
EIP-ADJUSTED NET INTEREST MARGIN	4.19%	5.21%	4.87%	4.68%
ADJUSTMENT FOR INFLATED CASH BALANCES				
Interest-earning assets	9,768,242			
LESS: Estimated cash adjustment	4,187,558			
ADJUSTED AVERAGE INTEREST-EARNING ASSETS	5,580,684			
Net interest income	73,850			
LESS: Estimated cash interest adjustment	1,090			
ADJUSTED NET INTEREST INCOME	72,760			
ADJUSTED NET INTEREST MARGIN	5.29%			

RETURN ON AVERAGE ASSETS ("ROAA")	MARCH 31, 2021	DECEMBER 31, 2020	SEPTEMBER 30, 2020	JUNE 30, 2020
Net income	59,066	28,037	13,158	18,190
Average assets	10,655,852	6,481,823	7,672,773	8,439,206
ROAA	2.22%	1.73%	0.69%	0.86%
LESS: Estimated cash adjustment	2,679,372	624,857	1,573,727	2,323,425
LESS: Estimated cash interest adjustment	661	157	396	578
EIP-ADJUSTED AVERAGE ASSETS	7,976,480	5,856,966	6,099,046	6,115,781
EIP-ADJUSTED NET INCOME	58,405	27,880	12,762	17,612
EIP-ADJUSTED ROAA	2.93%	1.90%	0.84%	1.15%

29

QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

NON-GAAP RECONCILIATIONS
EIP-RELATED CAPITAL ADJUSTMENTS

($ in millions)

METABANK TIER 1 LEVERAGE	MARCH 31, 2020	DECEMBER 31, 2020	SEPTEMBER 30, 2020	JUNE 30, 2020
Total stockholder's equity	$ 934,010	$ 912,143	$ 933,430	$ 923,520
LESS: Goodwill, net of associated deferred tax liabilities	301,602	301,999	302,396	302,815
LESS: Certain other intangible assets	36,780	39,403	40,946	42,865
LESS: Net deferred tax assets from operating loss and tax credit carry-forwards	19,306	24,105	18,361	10,360
LESS: Net unrealized gains (losses) on available-for-sale securities	12,458	19,894	17,762	8,382
LESS: Non-controlling interest	1,092	1,536	3,603	3,787
Common Equity Tier 1 Capital ("CET1")	562,772	525,206	550,344	555,311
Tier 1 minority interest not included in common equity tier 1 capital	690	750	1,894	1,894
Total Tier 1 capital	563,462	525,956	552,238	557,205
Total Assets (Quarter Average)	$ 10,662,731	$ 6,487,231	$ 7,679,897	$ 8,446,393
ADD: Available for sale securities amortized cost	(20,219)	(24,694)	(22,844)	(8,420)
ADD: Deferred tax	5,077	6,201	5,724	2,104
ADD: CECL adoption	10,439	10,439	0	0
LESS: Deductions from CET1	357,688	365,507	361,721	356,040
ADJUSTED TOTAL ASSETS	$ 10,300,340	$ 6,113,671	$ 7,301,056	$ 8,084,037
METABANK REGULATORY TIER 1 LEVERAGE	5.47 %	8.60 %	7.56 %	6.89%
ADJUSTMENT FOR EIP-RELATED ASSETS				
Adjusted total assets	$ 10,300,340	$ 6,113,671	$ 7,301,056	$ 8,084,037
LESS: EIP prepaid card-related assets (cash)	2,679,372	624,857	1,573,727	2,323,425
EIP-ADJUSTED TOTAL ASSETS	$ 7,620,968	$ 5,488,814	$ 5,727,329	$ 5,760,612
METABANK EIP-ADJUSTED TIER 1 LEVERAGE	7.39 %	9.58 %	9.64 %	9.67%

30 QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

FINANCIAL MEASURE RECONCILIATIONS

Efficiency Ratio

($ in thousands)	For the last twelve months ended Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Noninterest Expense - GAAP	320,070	315,828	319,051	314,911	316,138
Net Interest Income	266,499	260,386	259,038	260,142	264,973
Noninterest Income	240,706	247,766	239,794	235,024	237,766
Total Revenue: GAAP	507,205	508,152	498,832	495,166	502,739
Efficiency Ratio, LTM	63.10%	62.15%	63.96 %	63.60 %	62.88 %

Non-GAAP Reconciliation

Adjusted Annualized NCOs and Adjusted Average Loans and Leases

($ in thousands)	For the quarter ended Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Net Charge-offs	3,696	2,836	18,538	14,700	2,117
Less: Tax services net charge-offs	(54)	(956)	13,034	9,782	(74)
Adjusted Net Charge-offs	$ 3,750	$ 3,792	$ 5,504	$ 4,918	$ 2,191
Quarterly Average Loans and Leases	4,120,555	3,495,696	3,536,997	3,622,928	4,195,772
Less: Quarterly Average Tax Services Loans	714,789	25,104	16,650	39,845	516,491
Adjusted Quarterly Loans and Leases	$ 3,405,766	$ 3,470,592	$ 3,520,347	$ 3,583,083	$ 3,679,281
Annualized NCOs/Average Loans and Leases	0.36%	0.32%	2.10 %	1.62 %	0.20 %
Adjusted Annualized NCOs/Adjusted Average Loans and Leases[1]	0.44%	0.44%	0.63 %	0.55 %	0.24 %

[1] *Tax Services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line.*

31 QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

WAREHOUSE FINANCE

Total Exposure	$332.5 million	% of Total[1]	8.6%

Asset-backed warehouse lines of credit used to support strategic initiatives.

- Lines are primarily secured by consumer receivables, whereby Meta is in a senior, secured position as the first out participant.
- Have never had a charge off or loss.
- Agreements trigger waterfall protection for the "First Out" participant:
  - *The waterfall could be "triggered" due to items such as: collateral underperformance, collateral days past due, covenant breaches, concentration limit breaches, missed payments, regulatory events, material adverse effects, etc.*

EXAMPLE

In the example $100M scenario, all cash flows of the outstanding facility are used to pay the First Out Tranche's (i.e. – Meta's) outstanding principal and interest. The First Out's position must be paid down in full prior to the junior and equity tranches receiving any cash flow. Effectively, the First Out receives the benefit of $100M of loans/collateral to pay down its $55M full principal and interest position.



All Loan/Collateral Cash Flows
Admin Fees (0-5%)
First-Out Tranche (Meta Position)
$55MM (55%)
Junior Tranche
$35MM (35%)
Equity Tranche
$10MM (10%)
$100M Facility EXAMPLE

[1] *Total includes total gross loans & leases of $3.65 billion and rental equipment, net of $211.4 million, as of March 31, 2021*

32 QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

INDIRECT CONSUMER CREDIT PROGRAMS

Total Exposure	$104.8 million	% of Total[1]	2.7%

Consumer credit programs with marketplace lenders offer Meta a risk adjusted return, protected by certain layers of credit support and balance sheet flexibility. Programs are offered to strategic partners with payments distribution potential.

- Agreements typically provide for "excess spread" build-up and protection through a priority of payment within a waterfall
- Consumer interest rate and fees flow through a waterfall:
  - *Covers principal losses and Meta's required rate of interest. Meta's interest rate is substantially less than the consumer's APR*
  - *Structure provides for a build up of excess spread to allow protection from loan losses and ensure Meta's contractual rate of interest is covered*
  - *Structure provides for ALLL on a portfolio basis rather than loan level basis*
  - *Excess spread in the escrow account only released to partner when certain conditions are satisfied*
  - *Escrow account balance has increased since program inception*
- As of March 31, 2021, MetaBank had two consumer credit programs with strategic partners.


Consumer Payments
Principal, Interest, Fees
Collection Account
Principal Repayment to Meta
Principal Losses to Meta
Servicing
Meta's Agreed upon interest return
Remaining Excess Spread to Meta-owned escrow reserve
Reserve release to partner is conditional (subordinate) based on product performance

[1] *Total includes total gross loans & leases of $3.65 billion and rental equipment, net of $211.4 million, as of March 31, 2021*

33 QUARTERLY INVESTOR UPDATE | SECOND QUARTER FISCAL YEAR 2021 | NASDAQ: CASH